Exhibit 5

                                   LAW OFFICE
                                       OF
                                STEWART A. MERKIN
                                 ATTORNEY AT LAW
                           RIVERGATE PLAZA, SUITE 300
                               444 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                             e-mail: merkmia@aol.com

Tel.: (305) 357-5556                               Fax:  (305) 358-2490


July 2, 2002

China Xin Network Media Corp.
3767 Thimens Blvd, Suite 226
Saint-Laurent, Quebec, Canada H4R 1W4

Dear Sir:

I have acted as special counsel to China Xin Network Media Corp., a Florida corporation (the "Corporation"), in connection with the offering of 8,000,000 shares of its Common Stock to a consultant of the Corporation. Act The offering of the shares is to be made pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement".) I am assuming the following: (i) the services of the consultant are not in connection with the offer or sale of securities in a capital raising transaction; (ii) the services of the consultant do not, directly or indirectly, promote or maintain a market for the Corporation's securities; and (iii) the Form S-8 is not being used to effect a public distribution of the Corporation's securities through the consultant where the Corporation, directly or indirectly, controls or directs the resale of the securities by the consultant into the public market.

Assuming the above, I am of the opinion that the Corporation's Common Stock has been duly authorized by the Corporation and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued by the Corporation and fully paid and non-assessable.

I consent to the use of our name in the Registration Statement and the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Stewart A. Merkin,

Stewart A. Merkin, Esq., P.A.